Acreage Reports Fourth Quarter and Full Year 2023 Financial Results
Achieved positive Adjusted EBITDA* for the 12th consecutive quarter

Continued focus on expanding offering and distribution of flagship brands The Botanist and Superflux in advance of Canopy USA

Reduced Q4 2023 operating expenses by 72% year-over-year, including a nearly 50% decrease in G&A expenses

Canopy shareholders approved reorganization on April 12, 2024, another step toward Canopy USA

New York, April 29, 2024 - Acreage Holdings, Inc. (“Acreage” or the “Company”) (CSE: ACRG.A.U, ACRG.B.U) (OTCQX: ACRHF, ACRDF), a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., today reported its financial results for the fourth quarter (“Q4 2023”) and full year ended December 31, 2023 (“FY 2023”).

Fourth Quarter 2023 Financial Highlights
•Consolidated revenue of $52.8 million.
•Gross margin was 32%. Excluding the impact of non-cash inventory adjustments, Q4 2023 adjusted gross margin was 33%.
•Net loss for Q4 2023 was $35.7 million.
•Adjusted EBITDA* was $4.3 million and Adjusted EBITDA* as a percentage of consolidated revenue was 8%.

Full Year 2023 Financial Highlights
•Full year consolidated revenue of $223.4 million compared to $237.1 million in full year 2022.
•Full year Adjusted EBITDA* was $28.3 million compared to $34.8 million in full year 2022. Adjusted EBITDA* as a percentage of consolidated revenue was 13% for full year 2023.
Fourth Quarter Operational Highlights
•Launched Superflux in New Jersey, the fourth state in which the craft cannabis brand is now available following Ohio, Massachusetts, and Illinois. Following the initial rollout of limited-edition, small-batch flower selections, consumers in the state now have access to the full Superflux product line, including its award-winning concentrates.
•Deepened operations in New Jersey with the completion of the Egg Harbor facility expansion. The cultivation and processing upgrades, which included expanded canopy, the addition of an edibles kitchen, and extraction technology upgrades, will support demand for wholesale and retail products and enable the further expansion of Acreage’s flagship brands throughout the state. In its first month of operation as an expanded facility, productivity per plant was doubled.
•Debuted The Botanist line of THC-infused gummies in the New York market, expanding the brand’s product offering in the state to include all its available form factors, including flower, pre-rolls, vapes, tinctures, and extracts. Earlier this year, The Botanist grew its selection of gummies in New York with the launch of fast-acting and extra high potency gummies, respectively, in a variety of flavors and ratios.
•Upgraded the cultivation facility in Freeport, Illinois, enabling Acreage to be one of few operators in the state to produce some of the highest-quality, non-remediated whole flower.

Recent Developments
•Entered the New York adult-use wholesale market with The Botanist’s full product menu available for wholesale purchase to eligible adult-use dispensaries across the state. In the coming months, Acreage intends to expand its wholesale offering with the launch of new products.
•Expanded availability of The Botanist product portfolio to nearly all states within the Company’s footprint as of January 2024, including Illinois, Maine, Massachusetts, New Jersey, New York, Ohio, and Pennsylvania. Broadened footprint in Connecticut with the relocation of Acreage’s third dispensary to the town of Vernon, making it the first cannabis storefront in the borough. The Botanist Vernon became a hybrid dispensary in the first quarter of 2024 and is now serving both patients and adult-use consumers.

Management Commentary
“Throughout 2023, we completed various strategic initiatives that have positioned us strongly ahead of our acquisition by Canopy USA,” said Dennis Curran, Chief Executive Officer of Acreage. “During the quarter, we completed the anticipated expansion of our Egg Harbor, New Jersey facility, bolstering these operations with more canopy and manufacturing equipment to increase output of in-demand, high-margin products such as edibles and concentrates. We also upgraded our cultivation capabilities in Freeport, Illinois, where we produce non-remediated flower, a unique and top-selling offering to the market. Our flagship brands continue to perform exceptionally well, particularly in new states where they have recently made their debut, such as New Jersey for Superflux and New York and Pennsylvania for The Botanist. This has prompted us to optimize our portfolio and focus on expanding distribution of our most successful products and brands that will cohesively fit into Canopy USA's ecosystem alongside Wana and Jetty.”

Mr. Curran continued, “Following the quarter, we achieved a major milestone through our long-awaited entry into New York’s adult-use wholesale market. I am incredibly proud of our team and the countless hours of hard work and dedication they put into making this a reality for Acreage. In Connecticut, we expanded our retail footprint with the relocation of our third dispensary to Vernon, which is now operating as a hybrid storefront serving both patients and adult-use consumers. We firmly believe we have built one of the strongest Northeastern footprints, and our robust presence in states such as New York, New Jersey, and Connecticut will continue to grow our topline as we deepen our presence in these developing markets in anticipation of our entry into Canopy USA.”

Q4 2023 Financial Summary
(in thousands)

	Three Months Ended December 31,		YoY% Change	Three Months Ended September 30, 2023	QoQ% Change
	2023	2022
Consolidated Revenue	$52,798	$57,489	(8.2)%	$56,502	(6.6)%
Gross Profit	16,664	20,395	(18.3)%	21,274	(21.7)%
% of revenue	32%	35%		38%

Total operating expenses	41,378	147,641	(36.9)%	23,775	74.0%
Net loss	(35,707)	(119,183)		(7,859)
Net loss attributable to Acreage	(30,721)	(95,039)		(7,625)
Adjusted EBITDA*	4,335	6,989	(38.0)%	6,574	(34.1)%
Total revenue for Q4 2023 was $52.8 million compared to $57.5 million in the fourth quarter of 2022 (“Q4 2022”). The year-over-year decrease was primarily due to market price compression across various markets, which was somewhat offset by revenue growth in both New Jersey and Connecticut.
Total gross profit for Q4 2023 was $16.7 million compared to $20.4 million in Q4 2022. Total gross margin was 32% in Q4 2023 compared to 35% in Q4 2022. Margin was impacted by efficiencies gained from further economies of scale, which were offset by market price compression and cost increases from inflation. Additionally, there was a $0.8 million wholesale non-cash inventory adjustment as a result of excess inventory in select markets and reducing the carrying value of wholesale inventory to reflect the lower of cost and net realizable value. Excluding these non-cash inventory adjustments, gross margin for Q4 2023 was 33%.
Total operating expenses for Q4 2023 were $41.4 million compared to $147.6 million in Q4 2022, representing a reduction of 72%. The decrease in operating expenses can be attributed to an approximate 46% reduction in general and administrative expenses related to lower professional fees achieved by continued cost controls. Additionally, a decrease in equity-based compensation expenses and depreciation and amortization expenses contributed to the reduction in operating expenses when compared to Q4 2022.
In Q4 2023, we achieved our 12th consecutive quarter of positive Adjusted EBITDA*, generating $4.3 million in the quarter, compared to Adjusted EBITDA* of $7.0 million in Q4 2022. Adjusted EBITDA was negatively impacted year-over-year as a result of decreased pricing due to competitive pressures and increased costs due to inflation. Consolidated EBITDA* for Q4 2023 was a loss of ($17.8) million, compared to a consolidated EBITDA* loss of ($120.7) million in the previous year's comparable period.
Net loss attributable to Acreage for Q4 2023 was $30.7 million, compared to a loss of $95.0 million in Q4 2022.
Balance Sheet and Liquidity
Acreage ended FY 2023 with $13.6 million in cash and cash equivalents and $4.0 million of restricted cash, with such funds restricted for use to only eligible capital expenditures.

About Acreage Holdings, Inc.
Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the Company’s national retail store brand, The Botanist. With its principal address in New York City, Acreage’s wide range of national and regionally available cannabis products include the award-winning brands The Botanist and Superflux. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. Learn more at www.acreageholdings.com and follow us on Twitter, LinkedIn, Instagram, and Facebook.

Forward Looking Statements
This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.
Forward-looking statements or information involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release.
Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to: the occurrence of changes in U.S. federal Laws regarding the cultivation, distribution or possession of marijuana; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and Floating Shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Floating Share Arrangement Agreement; the ability of Canopy Growth Corporation (“Canopy”), Canopy USA, LLC (“Canopy USA”) and Acreage to satisfy, in a timely manner, the closing conditions to the floating share arrangement among Canopy, Canopy USA and Acreage (the “Floating Share Arrangement”); risks relating to the value and liquidity of the Floating Shares and the common shares of Canopy; Canopy maintaining compliance with the Nasdaq Global Stock Market (the “Nasdaq”) and Toronto Stock Exchange listing requirements; the rights of the Floating Shareholders may differ materially from those of shareholders in Canopy; expectations regarding future investment, growth and expansion of Acreage’s operations; the possibility of adverse U.S. or Canadian tax consequences upon completion of the Floating Share Arrangement; if Canopy USA acquires the Fixed Shares pursuant to the Existing Arrangement Agreement without structural amendments to Canopy’s interest in Canopy USA, the listing of the Canopy Shares on the Nasdaq may be jeopardized; the risk of a change of control of either Canopy or Canopy USA; restrictions on Acreage’s ability to pursue certain business opportunities and other restrictions on Acreage’s business; the impact of material non-recurring expenses in connection with the Floating Share Arrangement on Acreage’s future results of operations, cash flows and financial condition; the possibility of securities class action or derivatives lawsuits; in the event that the Floating Share Arrangement is not completed, but the acquisition by Canopy of the Fixed Shares (the “Acquisition”) is completed pursuant to Existing Arrangement Agreement and Canopy becomes the majority shareholder in Acreage, the likelihood that the Floating Shareholders will have little or no influence on the conduct of Acreage’s business and affairs; risk of situations in which the interests of Canopy USA and the interests of Acreage or shareholders of Canopy may differ; Acreage’s compliance with Acreage’s business plan for the fiscal years ending December 31, 2020 through December 31, 2029 pursuant to the Existing Arrangement Agreement; in the event that the Floating Share Arrangement is completed, the likelihood of Canopy completing the Acquisition in accordance with the Existing Arrangement Agreement; risks relating to certain directors and executive officers of Acreage having interests in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions that are different from those of the Floating Shareholders; risks relating to the possibility that holders of more than 5% of the Floating Shares may exercise dissent rights; other expectations and assumptions concerning the transactions contemplated between Canopy, Canopy USA and Acreage; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities for Acreage and Canopy USA and the risks associated with the completion thereof; regulatory and licensing risks; the ability of Canopy, Canopy USA and Acreage to leverage each other’s respective capabilities and resources; changes in general economic, business and political conditions, including changes in the financial and stock markets; risks relating to infectious diseases, including the impacts of the COVID-19; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks disclosed in the Circular, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, dated April 1, 2024 and the Company’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available under Acreage’s profile on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.
Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.
Neither the Canadian Securities Exchange nor its Regulation Service Provider, nor any securities regulatory authority in Canada, the United States or any other jurisdiction, has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.
For more information, contact:
Philip Himmelstein
Interim Chief Financial Officer
investors@acreageholdings.com
646 600 9181

Courtney Van Alstyne
MATTIO Communications
acreage@mattio.com

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Financial Position
US$ (thousands)	December 31, 2023	December 31, 2022
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$13,631	$24,067
Restricted cash	3,984	—
Accounts receivable, net	8,459	10,512
Inventory	47,675	49,446
Notes receivable, net	—	29,191
Assets held-for-sale	6,028	—
Other current assets	2,136	4,977
Total current assets	81,913	118,193

Long-term investments	33,170	34,046
Capital assets, net	141,732	133,405
Operating lease right-of-use assets	17,531	22,443
Intangible assets, net	31,044	35,124
Goodwill	13,346	13,761
Other non-current assets	1,558	3,601
Total non-current assets	238,381	242,380
TOTAL ASSETS	$320,294	$360,573

LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued liabilities	$29,936	$29,566
Taxes payable	11,395	24,226
Interest payable	5,539	2,575
Operating lease liability, current	2,457	2,443
Debt, current	4,132	1,584
Liabilities related to assets held-for-sale	2,253	—
Other current liabilities	2,011	5,403
Total current liabilities	57,723	65,797

Debt, non-current	232,810	213,496
Operating lease liability, non-current	17,293	21,692
Deferred tax liability	10,584	9,623
Liability on unrecognized tax benefits	39,859	6,536
Other liabilities	1,054	3,250
Total non-current liabilities	301,600	254,597
TOTAL LIABILITIES	359,323	320,394

Members' equity	(8,906)	61,384
Non-controlling interests	(30,123)	(21,205)
TOTAL MEMBERS’ EQUITY	(39,029)	40,179

TOTAL LIABILITIES AND MEMBERS' EQUITY	$320,294	$360,573

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Operations
US$ (thousands)	Q4'23	Q4'22	FY'23	FY'22
Retail revenue, net	$39,410	$45,053	$170,061	$181,479
Wholesale revenue, net	13,388	12,157	53,234	54,499
Other revenue, net	—	279	83	1,160
Total revenues, net	52,798	57,489	223,378	237,138
Cost of goods sold, retail	(22,588)	(24,452)	(89,733)	(94,783)
Cost of goods sold, wholesale	(13,546)	(12,642)	(48,000)	(40,610)
Total cost of goods sold	(36,134)	(37,094)	(137,733)	(135,393)
Gross profit	16,664	20,395	85,645	101,745

OPERATING EXPENSES
General and administrative	6,016	11,212	31,637	38,248
Compensation expense	10,592	13,860	49,522	55,905
Equity-based compensation expense	876	1,168	3,299	10,138
Marketing	677	808	2,619	3,204
Impairments, net	22,222	118,733	22,222	121,706
Loss on notes receivable	—	—	—	7,219
Write down (recovery) of assets held-for-sale	—	—	3,557	874
Legal settlements (recoveries)	—	—	—	(335)
Depreciation and amortization	995	1,860	3,914	7,879
Total operating expenses	41,378	147,641	116,770	244,838

Net operating loss	(24,714)	(127,246)	(31,125)	(143,093)

Income (loss) from investments, net	363	87	591	241
Interest income from loans receivable	—	363	10	1,619
Interest expense	(8,597)	(8,047)	(34,740)	(24,036)
Other income, net	2,619	1,577	12,442	6,596
Total other loss	(5,615)	(6,020)	(21,697)	(15,580)

Loss before income taxes	(30,329)	(133,266)	(52,822)	(158,673)

Income tax expense	(5,378)	14,083	(25,141)	(10,022)

Net loss	(35,707)	(119,183)	(77,963)	(168,695)

Less: net loss attributable to non-controlling interests	(4,986)	(24,144)	(8,871)	(28,819)

Net loss attributable to Acreage Holdings, Inc.	$(30,721)	$(95,039)	$(69,092)	$(139,876)

Net loss per share attributable to Acreage Holdings, Inc. - basic and diluted:	$(0.27)	$(0.85)	$(0.61)	$(1.28)

Weighted average shares outstanding - basic and diluted	115,912	112,346	113,870	109,690

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release includes Adjusted EBITDA, which is a non-GAAP performance measure that we use to supplement our results presented in accordance with U.S. GAAP. The Company uses Adjusted EBITDA to evaluate its actual operating performance and for planning and forecasting future periods. The Company believes that the adjusted results presented provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, net loss or our other reported results of operations as reported under U.S. GAAP as indicators of our performance, and they may not be comparable to similarly named measures from other companies.
The Company defines Adjusted EBITDA as net income before interest, income taxes and, depreciation and amortization and excluding the following: (i) income from investments, net (the majority of the Company's investment income relates to remeasurement to net asset value of previously-held interests in connection with our roll-up of affiliates, and the Company expects income from investments to be a non-recurring item as its legacy investment holdings diminish), (ii) equity-based compensation expense, (iii) non-cash impairment losses, (iv) transaction costs, (v) non-cash inventory adjustments and (vi) other non-recurring expenses (other expenses and income not expected to recur).

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q4'23	Q4'22	FY'23	FY'22
Net loss (GAAP)	$(35,707)	$(119,183)	$(77,963)	$(168,695)
Income tax expense	5,378	(14,083)	25,141	10,022
Interest expense (income), net	8,597	7,684	34,730	22,417
Depreciation and amortization	3,884	4,888	12,860	14,818
EBITDA (non-GAAP)*	$(17,848)	$(120,694)	$(5,232)	$(121,438)
Adjusting items:
Loss (income) from investments, net	(363)	(87)	(591)	(241)
Impairments, net	22,222	118,734	22,222	121,330
Non-cash inventory adjustments	800	4,859	9,624	11,145
Loss on extraordinary events	—	—	1,692	376
Loss on notes receivable	—	—	—	7,219
Write down (recovery) of assets held-for-sale	—	—	3,557	874
Equity-based compensation expense	876	1,168	3,299	10,138
Legal settlements, net	—	—	—	(335)
Gain on business divestiture	(2,459)	(510)	(2,506)	(4,006)
Transaction costs	—	—	—	—
Other non-recurring expenses	1,107	3,519	(3,728)	9,786
Adjusted EBITDA (non-GAAP)*	$4,335	$6,989	$28,337	$34,848